United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

August 24, 2015

Date of Report

ANPATH GROUP, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-55148	20-1602779
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

515 Congress Ave. Suite 1400

Austin, Texas  78701

 (Address of Principal Executive Offices)

(407) 373-6925

(Registrant’s Telephone Number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Current Report contains certain forward-looking statements, and for this purpose, any statements contained in this Current Report that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate” or “continue” or comparable terminology are intended to identify forward-looking statements.  These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially, depending upon a variety of factors, many of which are not within our control.  These factors include, but are not limited to, economic conditions generally in the United States and internationally, and in the industry and markets in which we have and may participate in the future, competition within our chosen industry, our current and intended business, our assets and plans, the effect of applicable United States and foreign laws, rules and regulations and our failure to successfully develop, compete in and finance our current and intended business operations.

NAME REFERENCES

In this Current Report, references to “AnPath,” the “Company,” “we,” “our,” “us” and words of similar import refer to “AnPath Group, Inc.,” the Registrant, which is a Delaware corporation, and where applicable, Q2Power Corp., a Delaware corporation (“Q2P”), our potential acquisition of which, by merger, is discussed below under the heading “Merger” of Item 1.01.

Item 1.01 Entry into Material Definitive Agreement.

DESCRIPTION OF THE MERGER

Merger Transaction Documents

The summaries of the Merger transaction documents (the “Transaction Documents”) and the other agreements, documents and instruments related to the Transaction Documents or otherwise described herein and filed as Exhibits to this Current Report and which are incorporated herein by reference do not purport to be complete and are qualified in their entirety by reference to such Transaction Documents, agreements, documents and instruments that are summarized.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them under the Merger Agreement (as defined below) or other instrument referenced; and in some instances, for clarity, certain Exhibits to the Merger Agreement or other instruments that are filed herewith as Exhibits are named and defined otherwise than in the Transaction Documents or in those instruments.  See Item 9.01.

Effective August 5, 2015, we effected a one for seven (1 for 7) reverse split of our outstanding common stock (the “Reverse Split”).  All computations contained herein take into account the Reverse Split.

Merger

On August 24, 2015, AnPath, its newly formed and wholly-owned subsidiary, AnPath Acquisition Sub, Inc., a Delaware corporation (“Merger Subsidiary”), and Q2P, executed and delivered an Agreement and Plan of Merger (the “Merger Agreement”) and certain other documentation necessary to complete the Agreement (collectively, the “Transaction Documents”). Upon the satisfaction of certain closing conditions that are discussed below and the filing of appropriate documents with the State of Delaware (the “Effective Time”), the Merger Subsidiary will merge with and into Q2P, and Q2P will be the surviving company and become a wholly-owned subsidiary of AnPath (the “Merger”).

The respective Boards of Directors of AnPath and Q2P have approved the Merger by written consents. The closing of the Merger, among other conditions discussed below, will now require the approval of Q2P stockholders holding at least 51% of the total issued and outstanding shares of Q2P. Under the Merger Agreement, assuming none of the holders of the 70,689,631 outstanding shares of Q2P exercise dissenters’ rights under the Delaware General Corporation Law (respectively, “Dissenters’ Rights” and the “DGCL”), the Company will issue approximately 24,000,000 shares of its common stock in exchange for all of the outstanding shares of common stock of Q2P, equivalent to a conversion ratio of 0.339512 shares of the Company for one share of Q2P. In addition, Q2P has 3,237,000 outstanding stock options as of the execution date of the Merger Agreement, and each Q2P option that is outstanding and unexercised immediately prior to the Effective Time, whether or not then vested or exercisable, shall, by virtue of the Merger, be exchanged for the options to acquire shares of common stock of the Company in the same ratio of 0.339512, equal to 1,099,000 Company shares if all options are exercised in the future.  The options will be exercisable at such price as the Committee of the Board of Directors that will administer the Q2P 2014 Founders Stock Option Plan and 2014 Employees Stock Option Plan (the “Option Plans”) may determine to be fair and reasonable in its good faith judgment acting pursuant to each such Option Plan. The Company shall assume, adopt, ratify and approve the Option Plans under the Merger, which collectively provide for the grant of options to acquire up to 4,000,000 shares of Q2P common stock thereunder.

Assuming that none of the Q2P stockholders exercises dissenters’ rights under the DGCL, after the Merger there will be 25,835,312 outstanding shares of the Company’s common stock, not taking into account (i) the Q2P stock options, (ii) issuance of any securities pursuant to the conversion of notes and warrants held by an AnPath investor, or (iii) the return of shares to the Company pursuant to the ESI Exchange Agreement, both defined and discussed below.  The shares outstanding also does not account for any securities that could be issued pursuant to the “APGR New Funding”, also defined below.

•

Current AnPath stockholders will own 1,835,312 of the outstanding shares or approximately 7.1% of the outstanding voting securities of AnPath (prior to the return of 770,560 shares pursuant to the ESI Exchange Agreement).

•

Q2P stockholders will own approximately 24,000,000 of the outstanding shares or approximately 92.9% of the outstanding voting securities of AnPath (not including the 1,099,000 shares underlying the Q2P stock options that will be exchanged for outstanding AnPath options), approximately 6.5% of which will be owned by Q2P’s directors and executive officers.

The Q2P stockholders who do not consent to the Merger will be provided with notice of their respective rights to dissent to the Merger under the DGCL, which will allow each such stockholder 20 days in which to advise the Company of an intention to dissent to the Merger.  Failure to respond in such 20 day period or to otherwise perfect such dissenters’ rights will constitute a waiver of dissenters’ rights under the DGCL.

The following Capitalization Table assumes that none of the Q2P stockholders exercises dissenters’ rights under the DGCL, and also does not take into account: (i) the Q2P stock options, (ii) the issuance of securities under currently outstanding AnPath convertible notes or warrants, or (iii) the return of shares to the Company under the ESI Exchange Agreement, the approximate net effect of such transactions being that an additional 2,818,440 shares may be issued in the future.  The table also does not contemplate shares that could be issued under the APGR New Funding.

CAPITALIZATION TABLE OF

ANPATH POST-MERGER

Common Stockholders	Ownership Interest %	Category of Stockholders
24,000,000 (1)	92.9%	Q2P Stockholders
1,835,312 (2)	7.1%	AnPath Pre-Merger Stockholders
25,835,312 (1)(2)	100%	All Q2P and AnPath Pre-Merger Stockholders

(1)

Not including 1,099,000 shares that could be issued upon the exercise of outstanding Q2P options to be exchanged for AnPath options as outlined above.

(2)

Not including approximately 2,490,000 shares that could be issued upon the conversion of currently outstanding notes and warrants, based on the modified conversion price of those notes; nor the return to the Company of 770,560 shares pursuant to the ESI Exchange Agreement (see below).

A copy of the Merger Agreement is filed as Exhibit 10.1 hereto.  See Item 9.01 of this Current Report.

Conditions Precedent to Closing of Merger

The closing of the Merger is subject to customary conditions including, but not limited to: (i) the continued accuracy of each party’s representations and warranties as contained in the Merger Agreement; (ii) no material adverse change in either party’s results of operations or assets; (iii) the good standing of each party in its state of organization, and the like.  In addition, the Merger Agreement contains the following pre-closing conditions that must be met by AnPath unless waived by Q2P:

APGR New Funding.  The Company is obligated to raise additional funding of not less than $1 million (the “APGR New Funding”).  As of the date hereof, the parties have not yet determined the terms of the APGR New Funding.  At such time as material agreements relating to the APGR New Funding are executed, the Company will file with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K disclosing the terms thereof.

Exchange Agreement.  The Company shall entered into a Stock Purchase and Exchange Agreement (the “Exchange Agreement”) in form and substance satisfactory to Q2P to sell the Company’s wholly-owned subsidiary, EnviroSystems, Inc., a Nevada corporation (“ESI”), to three of the current stockholders of AnPath, with 770,560 Company shares being returned by such stockholders and subsequently retired by the Company.  Pursuant to this agreement, ESI shall retain approximately $72,000 in liabilities and payables currently on the books of ESI. Following the closing of the Merger Agreement and the Exchange Agreement, all of our material operations will be those of Q2P, which will be our wholly-owned subsidiary.

Consent from Alpha Capital Anstalt; Modification of Debentures and Warrants.  The Company shall have received consent for the Merger from its note holder and warrant holder Alpha Capital Anstalt (“Alpha”), which consent shall also provide that the Merger and the APGR New Funding do not trigger any anti-dilution or repricing provisions under the outstanding Company notes and warrants held by Alpha.  The Company must also enter into an agreement with Alpha to:  (i) extend the term of its outstanding notes for another 12 months; (ii) reprice the notes’ conversion price to approximately $0.21 per share; and (iii) modify certain other terms of the notes and warrants on terms acceptable to Q2P (the “Extension Agreement”). Alpha currently has two convertible notes to the Company in the total principal amount of $435,750, and warrants to purchase 415,000 shares of Company common stock on or before July 2, 2019, at a conversion price of $2.45 (based on the recent reverse split of the Company’s common stock).   Conversion of all of Alpha’s notes would equate to approximately an additional 2,075,000 shares of Company common stock being issued following the above-referenced change to the conversion price, subject to certain anti-dilution provisions.

Cancelled Affiliated Debt.  The Company will cancel or convert to Company common stock approximately $75,000 in payables and debt held by affiliates of the Company. Approximately $53,344 of remaining payables will be assumed by Q2P in the Merger.

Amended Articles of Incorporation.  Subject to closing, the Company will prepare and file, subject to the review and approval of Q2P, amended Articles of Incorporation authorizing a change of its name and such other amendments as may be required under the terms of the Merger Agreement.

As of the date hereof, none of these pre-closing conditions has been met and there can be no assurance that we will meet them.  If we are unsuccessful in meeting any of these conditions and such conditions are not subsequently waived by Q2P, we will not be able to close the Merger Agreement.

Material Relationships between Our Affiliates and Affiliates of Q2P

The following are the material relationships between each of our affiliates and affiliates of Q2P:

Christopher Nelson, the Chief Executive Officer of Q2P, is also a Managing Director of GreenBlock Capital LLC, a Delaware limited liability company (“GBC”), that is anticipated to sign a Consulting Agreement with the Company by which GBC may be issued additional shares of the post-Merger Company.  The number of such shares will require the approval of Q2P’s independent director.  Mr. Nelson presently holds no ownership or equity interest in GBC. He holds 4,580,000 shares of Q2P, representing approximately 6.5% of its outstanding voting securities.  AnPath’s director, Christopher J. Spencer, owns a majority interest in GBC and 128,572 shares of the Company’s common stock, as well as 252,500 shares of Q2P common stock representing approximately 0.4% of its outstanding shares. GBC has been instrumental in various matters related to the Merger, including, but not limited to, the negotiation of the ESI Exchange Agreement, the negotiations relating to the modification of the Alpha notes and warrants and related debt, the new funding and other matters related to the Merger.

Name Change

On May 14, 2015, our Board of Directors and the holders of approximately 56% of our outstanding shares of common stock voted to authorize the Board to amend our Certificate of Incorporation to change the Company’s name to comport with such new business, product or industry as the Company may engage in the future, without further stockholder approval.  Pursuant to such delegated authority, at the Effective Time of the Merger, we will amend our Certificate of Incorporation to change our name to “Q2Power Holding Corp.” or such other name that our Board believes will more accurately reflects the Company’s business operations following the closing.  We will be required to submit our intention to change our name to the Financial Industry Regulatory Authority (“FINRA”), along with other information about us, at least 10 days prior to the effectiveness of the name change.  Once that is accomplished and FINRA has set the date for the public market announcement of the name change, with a corresponding change in the trading symbol of our common stock on the OTCQB, we will file a Certificate of Amendment with the Secretary of State of Delaware reflecting the name change, and our name will become “Q2Power Holding Corp.”, or such other name so determined, on the date of that filing.

Change of Control

The completion of the Merger will result in a change of control of the Company, and the persons who were directors and executive officers or stockholders of Q2P will be designated, in seriatim, as our directors and executive officers, with our pre-Merger directors and executive officers resigning, one after the other.  At the Effective Time, Joel Mayersohn will be designated as a director; Christopher Nelson will be designated a director and our Chief Executive Officer; and Michelle Murcia will be designated as our Chief Financial Officer. These persons will collectively own approximately 1,677,769 shares of our post-Merger outstanding common stock, or approximately 6.5% of our outstanding voting securities.  See the heading “Capitalization Table of AnPath Post-Merger” above.  The stockholders of Q2P will beneficially own approximately 92.9% of the outstanding voting securities of the Company as a result of the closing of the Merger, assuming no Q2P stockholders exercise and perfect applicable dissenters’ rights, and not taking into account the exercise of Q2P stock options, the conversion of Alpha notes or warrants, and the shares to be returned to the Company in the ESI Exchange Agreement, all of which if fully exercised and/or converted, would amount to a net figure of approximately 2,818,440 additional shares being issued. The percentage also does not account for any securities that the Company may sell in the APGR New Funding.  The exercise of dissenters’ rights by any such stockholders would result in an increase in the percentage of stock ownership of the non-dissenting Q2P stockholders.

About Q2P

Q2P, based in Lancaster, Ohio, was incorporated under the laws of the State of Delaware on April 29, 2014, to engage in the renewable power business. More specifically, Q2P has developed a unique external combustion engine that runs on biogas, waste methane and other non-spec fuels, as well as industrial waste heat.  Q2P has deployed its first pilot system at a waste water treatment plant in June, and anticipates additional deployments later this year with commercial roll-out of products and systems in 2016.  Information about Q2P can be found on its web site: www.q2p.com.

Item 9.01 Financial Statements and Exhibits.

(b)

Exhibits.

Exhibit No.

Exhibit Description

10.1

Agreement and Plan of Merger

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ANPATH GROUP, INC.

Date:	August 26, 2015	By:	/s/ Arthur R. Batson
Arthur R. Batson
Chief Executive Officer and President